Exhibit 10.48A

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into on the 23rd day of May, 2006, among CSG SYSTEMS INTERNATIONAL, INC. (“CSGS”), a Delaware corporation, CSG SYSTEMS, INC. (“Systems”), a Delaware corporation, and PETER E. KALAN (the “Executive”). CSGS and Systems collectively are referred to in this First Amendment and the Employment Agreement as the “Companies”.

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WHEREAS, the Companies and the Executive entered into an Employment Agreement dated January 18, 2001 (the “Employment Agreement”); and

WHEREAS, the Companies desire to amend the Employment Agreement as herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1. Effective as of April 25, 2006, Paragraph 1 of the Employment Agreement hereby is amended in its entirety so as to read as follows:

“1. Employment and Duties. Each of the Companies hereby employs the Executive as Executive Vice President - Business and Corporate Development throughout the term of this agreement and agrees to cause the Executive from time to time to be elected or appointed to such corporate offices or positions. The duties and responsibilities of the Executive shall include the duties and responsibilities of the Executive’s corporate office and position referred to in the preceding sentence which are set forth in the respective bylaws of the Companies from time to time and such other duties and responsibilities consistent with the Executive’s corporate office and position referred to in the preceding sentence and this agreement which the Board of Directors of CSGS (the “Board”) or the Chief Executive Officer of CSGS from time to time may assign to the Executive. If the Executive is elected or appointed as a director of CSGS or Systems or as an officer or director of any of the respective subsidiaries of the Companies during the term of this agreement, then he also shall serve in such capacity or capacities but without additional compensation.”

2. Upon the execution of this First Amendment by the parties, any subsequent reference to the Employment Agreement between the parties shall mean the Employment Agreement as amended by this First Amendment. As amended by this First Amendment, the Employment Agreement shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Employment Agreement to be executed as of the date first set forth above.

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Edward C. Nafus
Edward C. Nafus, President and Chief Executive Officer

CSG SYSTEMS, INC., a Delaware corporation

By:	/s/ Edward C. Nafus
Edward C. Nafus, President and Chief Executive Officer

/s/ Peter E. Kalan
Peter E. Kalan